Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces 2019 First Quarter Financial Results

MARIETTA, Ga., May 8, 2019 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal first quarter ended March 30, 2019.

2019 First Quarter Financial Highlights (all comparisons to prior year period unless otherwise noted)
–Net Sales of $639 million; Up $201 million due to the acquisition of Cedar Creek in April 2018
–Gross Profit of $86 million; Up $31 million
–Gross Margin improved to 13.5% compared to 12.6%
–Net loss of $7 million compared to a net loss of $13 million
–Adjusted EBITDA, which is a non-GAAP measure, increased to $17 million, compared to $8 million

Management Commentary
Mitch Lewis, President and Chief Executive Officer, stated, “We have been pleased with our progress in the year following our Cedar Creek acquisition, and continue to see substantial long-term benefits to BlueLinx from the combination. We should achieve our annual targeted $50 million in EBITDA run-rate synergies ahead of schedule, while saving at least $25 million from the top range of our original estimated cost to achieve these synergies. Our revenue performance on a pro forma basis during the quarter compared to 2018 was impacted by deflation in commodity wood products and a reduction in single family housing starts. We are focused on finalizing our integration activities while improving operating performance to serve our customers at the highest level in the industry.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer, added, “BlueLinx’s gross margin improved by 80 basis points on a pro forma basis during the period as a result of favorable synergies following the acquisition in 2018. We are also proactively pursuing a monetization strategy with our real estate assets throughout 2019, which we believe will accelerate our ability to further deleverage our balance sheet. Our excess availability and cash on hand was approximately $114 million as of March 30, 2019, compared to $92 million at year-end.”

Pro Forma Financial Information
BlueLinx completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). Under generally accepted accounting principles (“GAAP”), Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward and are not reflected in the combined company’s reported financial results for any periods prior to the Closing Date. In this release, to supplement and aid in an understanding of the combined company’s reported financial results, BlueLinx is also providing certain GAAP-based and non-GAAP pro forma financial information of the combined company that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date, as if the acquisition occurred on January 1, 2017. See “Use of Non-GAAP Measures and Supplementary Information” below and the accompanying financial schedules for more information, including descriptions of any such pro forma measures that may be non-GAAP measures and reconciliations of those non-GAAP measures to their most directly comparable GAAP measures.

2019 First Quarter Financial Results Review
The Company reported net sales of $639 million for the first quarter of 2019, up $201 million, or 46% from the prior year period. Pro forma net sales were $784 million in the prior year period.

The Company recorded gross profit of $86 million during the first quarter, up $31 million, or 56% from the prior year period, with a gross margin of 13.5% compared to 12.6% in the prior year period. Pro forma gross profit during the prior year first quarter was $100 million, with pro forma gross margin of 12.7%.

The Company recorded a net loss of $7 million for the first quarter, compared to a net loss of $13 million in the prior year period. First quarter 2019 includes one-time charges for legal and professional fees and integration costs of $5 million related to the Cedar Creek acquisition. The prior year period included one-time charges during the fiscal first quarter for compensation expense of $9 million associated with Stock Appreciation Rights (SARs), legal, consulting, and professional fees of $4 million related to the Cedar Creek acquisition, and interest charges of $2 million in debt modification fees under the payoff of our CMBS mortgage.

Pro forma net loss for the first quarter was $3 million compared to a pro forma net loss of $9 million in the prior year period.

Adjusted EBITDA, which is a non-GAAP measure, was $17 million for the first quarter, compared to $8 million in the prior year period. Pro forma Adjusted EBITDA, also a non-GAAP measure, was $19 million in the prior year period.

Capital Structure and Liquidity
Excess availability under the Company’s revolving credit facility and cash on hand as of March 30, 2019, was approximately $114 million, compared to $92 million as of December 31, 2018.

2019 First Quarter Conference Call with Accompanying Slide Presentation
BlueLinx will host a conference call today (May 8, 2019) at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 9567129.

Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures and supplemental financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal and professional fees and integration costs related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

Pro forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three months ended March 31, 2018, with the historical results of Cedar Creek for the three months ended March 31, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018. As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three months ended March 31, 2018, with the historical results of Cedar Creek for the three months ended March 31, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about the potential benefits of the acquisition of Cedar Creek; expected levels of run-rate synergies and our confidence in achieving those run-rate synergies; the expected cost to achieve run-rate synergies; our future areas of focus; and our real estate monetization strategy and its potential benefits.

Forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the Securities and Exchange Commission from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to monetize real estate assets; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$638,701	$437,487
Cost of sales	552,656	382,162
Gross profit	86,045	55,325
Operating expenses:
Selling, general, and administrative	74,410	59,240
Depreciation and amortization	7,328	2,665
Total operating expenses	81,738	61,905
Operating income (loss)	4,307	(6,580)
Non-operating expenses (income):
Interest expense	13,401	8,480
Other expense (income), net	150	(94)
Loss before benefit from income taxes	(9,244)	(14,966)
Benefit from income taxes	(2,525)	(1,539)
Net loss	$(6,719)	$(13,427)

Basic loss per share	$(0.72)	$(1.47)
Diluted loss per share	$(0.72)	$(1.47)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash	$12,682	$8,939
Receivables, less allowances of $3,505 and $3,656, respectively	246,342	208,434
Inventories, net	387,330	341,851
Other current assets	33,350	40,629
Total current assets	679,704	599,853
Property and equipment, at cost	307,735	308,398
Accumulated depreciation	(107,115)	(103,285)
Property and equipment, net	200,620	205,113
Operating lease assets	55,618	—
Goodwill	47,772	47,772
Intangible assets, net	33,057	35,222
Deferred tax asset	53,578	52,645
Other non-current assets	19,303	19,284
Total assets	$1,089,652	$959,889
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$132,259	$131,771
Bank overdrafts	42,933	17,417
Accrued compensation	9,076	7,974
Current maturities of long-term debt, net of discount and debt issuance	1,736	1,736
Finance leases - short-term	7,464	7,555
Real estate deferred gains - short-term	3,934	5,330
Operating lease liabilities - short-term	6,895	—
Other current liabilities	20,749	24,985
Total current liabilities	225,046	196,768
Non-current liabilities:
Long-term debt, net of discount and debt issuance costs	557,715	497,939
Finance leases - long-term	142,400	143,486
Real estate deferred gains - long-term	84,739	86,011
Pension benefit obligation	25,088	26,668
Operating lease liabilities - long-term	48,723	—
Other non-current liabilities	24,226	23,680
Total liabilities	1,107,937	974,552
Commitments and Contingencies
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,342,894 and 9,293,794, respectively	93	92
Additional paid-in capital	259,302	258,596
Accumulated other comprehensive loss	(36,030)	(37,129)
Accumulated stockholders’ deficit	(241,650)	(236,222)
Total stockholders’ deficit	(18,285)	(14,663)
Total liabilities and stockholders’ deficit	$1,089,652	$959,889

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net cash used in operating activities	$(77,828)	$(45,003)

Cash flows from investing activities:
Proceeds from sale of assets	143	107,879
Property and equipment investments	(1,223)	(332)
Net cash (used in) provided by investing activities	(1,080)	107,547

Cash flows from financing activities:
Borrowings on revolving credit facilities	197,114	119,441
Repayments on revolving credit facilities	(136,892)	(78,789)
Borrowings on term loan	—	—
Repayments on term loan	(900)	—
Principal payments on mortgage	—	(97,847)
Bank overdrafts	25,516	(271)
Payments on finance lease obligations	(2,187)	(946)
Repurchase of shares to satisfy employee tax withholdings	—	(1,759)
Net cash provided by (used in) financing activities	82,651	(60,171)

Net change in cash	3,743	2,373
Cash at beginning of period	8,939	4,696
Cash at end of period	$12,682	$7,069

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Loss

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Pro forma
	Quarter Ended
(In thousands)	March 30, 2019	March 31, 2018
Net sales	$638,701	$784,267
Gross Profit	86,045	99,708
Net loss	(3,294)	(9,109)
The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting the three-months ended March 30, 2019 and March 31, 2018 for $3.4 million and $2.2 million, respectively, for transaction related costs, net of tax. Due to the net loss for the three-month periods ended March 30, 2019 and March 31, 2018, 0.1 million and 0.2 million, respectively, of incremental shares from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net loss to Adjusted EBITDA:

	Quarter Ended
	March 30, 2019	March 31, 2018
Net loss	$(6,719)	$(13,427)
Adjustments:
Depreciation and amortization	7,328	2,665
Interest expense	13,401	8,480
Benefit from income taxes	(2,525)	(1,539)
Amortization of deferred gain	(951)	(1,171)
Share-based compensation expense	707	9,200
Merger and acquisition costs (1)	4,597	3,592
Restructuring, severance, and legal	763	272
Adjusted EBITDA	$16,601	$8,072
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net loss to pro forma Adjusted EBITDA:

	Quarter Ended
	March 30, 2019	March 31, 2018
Pro forma net loss	$(3,294)	$(9,109)
Adjustments:
Depreciation and amortization	7,328	6,749
Interest expense	13,401	14,007
Provision for (benefit from) income taxes	(1,353)	(953)
Amortization of deferred gain	(951)	(1,170)
Share-based compensation expense	707	9,200
Merger and acquisition costs (1)	—	—
Restructuring, severance, and legal	763	272
Pro forma adjusted EBITDA	$16,601	$18,996
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition